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                                                                 EXHIBIT 5.1


                       Wilson Sonsini Goodrich & Rosati
                           PROFESSIONAL CORPORATION

                             650 PAGE MILL ROAD
                       PALO ALTO, CALIFORNIA 94304-1050
                TELEPHONE 650-493-9300   FACSIMILE 650-493-6811
                                 WWW.WSGR.COM



                               October 13, 1999


Cobalt Networks, Inc.
555 Ellis Street
Mountain View, California  94043

     Re:    REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

     We have examined Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-86759) to be filed by you with the Securities and Exchange Commission on October 13, 1999 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 5,750,000 shares (including shares issuable upon exercise of the underwriters' over-allotment option) of Common Stock of Cobalt Networks, Inc. (the "Shares"). As your counsel in connection with this transaction, we have examined the proceedings proposed to be taken in connection with said sale and issuance of the Shares.

     It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of various states, where required, the Shares when issued and sold in the manner referred to in the Registration Statement will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto.


                                    Sincerely,


                                    WILSON SONSINI GOODRICH & ROSATI
                                    Professional Corporation

                                    /s/ Wilson Sonsini Goodrich & Rosati